SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2005

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA		95008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On May 31, 2005, Focus Enhancements, Inc (the “Company”) was notified by Deloitte & Touche LLP (“Deloitte”) that Deloitte had resigned as the Company’s independent registered public accounting firm effective as of that date. The Company has accepted Deloitte’s resignation.

The reports of Deloitte on the Company’s financial statements for the two most recent fiscal years ended December 31, 2004 and 2003 expressed an unqualified opinion and included an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2004 and 2003 and through the date hereof, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in its reports on the Company’s financial statements for such years.

During the years ended December 31, 2004 and 2003 and through the date hereof, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that Deloitte furnish it with a letter addressed to the Commission stating whether or not Deloitte agrees with the above statements, a copy of which will be filed, when received, as Exhibit 16.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: June 3, 2005	By:	/s/ Gary Williams
	Name:	Gary Williams
	Title:	VP of Finance and CFO